Exhibit 5.1

Timothy P. Olson Senior Corporate Counsel & Corporate Secretary Direct: (605) 978-2924 tim.olson@northwestern.com Licensed in South Dakota and Illinois	NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 Telephone: (605) 978-2900 Facsimile: (605) 978-2919 www.northwesternenergy.com

February 17, 2012

NorthWestern Corporation
3010 West 69th Street
Sioux Falls, South Dakota 57108

Re:           Registration Statement on Form S-3 of NorthWestern Corporation

Ladies and Gentlemen:

I serve as Senior Corporate Counsel and Corporate Secretary of NorthWestern Corporation, a Delaware corporation (the “Company”), and in such capacity I, or the attorneys that I supervise, have acted as counsel to the Company in connection with the Registration Statement on Form S-3  (as the same may be amended from time to time, the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) for the registration of an unspecified amount of: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (iii) depositary shares representing fractional interests in Preferred Stock, in one or more series (the “Depositary Shares”); and (iv) one or more series of first mortgage bonds (the “South Dakota Mortgage Bonds”) to be issued under that certain General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A. (successor by merger to The Chase Manhattan Bank (National Association))), as trustee, as amended and supplemented by various supplemental indentures thereto (the “South Dakota Mortgage”), in each case as contemplated by the Registration Statement. The Common Stock, the Preferred Stock, the Depositary Shares and the South Dakota Mortgage Bonds are collectively referred to herein as the “Securities” and each, a “Security.”  The Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act.

As part of the corporate action taken and to be taken in connection with the issuance of the Securities (the “Corporate Proceedings”), certain terms of the Securities to be issued by the Company from time to time will be approved by the Company’s Board of Directors or a committee thereof or certain authorized officers of the Company.

NorthWestern Corporation
February 17, 2012
Page | 2

In connection with the opinions expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of such opinions.  Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1.
The Company is a validly organized and legally existing corporation, in good standing under the laws of the State of Delaware, and is authorized to conduct and operate its business in the States of Montana, Nebraska and South Dakota.

2.
The shares of Common Stock, upon (i) authorization of the issuance thereof by the Federal Energy Regulatory Commission (the “FERC”) and the Montana Public Service Commission (the “MPSC”), and (ii) registration and delivery of such shares and receipt by the Company of consideration therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

3.
The shares of Preferred Stock, upon (i) authorization of the issuance thereof by the FERC and the MPSC, and (ii) registration and delivery of such shares and receipt by the Company of consideration therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

4.
The Depositary Shares, upon (i) authorization of the issuance thereof by the FERC and the MPSC, and (ii) delivery of such shares and receipt by the Company of consideration therefor, in the manner contemplated by the Registration Statement, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

5.
The South Dakota Mortgage Bonds, upon (i) authorization of the issuance thereof by the FERC and the MPSC, (ii) due authorization, execution and delivery of  a supplemental indenture with respect to such South Dakota Mortgage Bonds by the Company and the trustee under the South Dakota Mortgage in accordance with the terms thereof (the “South Dakota Supplemental Indenture”), (iii) the Board of Directors of the Company, and officers duly authorized thereby, having taken such action, pursuant to the terms of the South Dakota Mortgage, as may be necessary to establish the terms of the South Dakota Mortgage Bonds, and the issuance, delivery and authentication of the South Dakota Mortgage Bonds in accordance with the terms and provisions of the South Dakota Mortgage  and South Dakota Supplemental Indenture, and (iv) issuance and delivery of such  South Dakota Mortgage Bonds and receipt of consideration therefor as contemplated in the Registration Statement and a prospectus supplement with respect thereto, the South Dakota Mortgage Bonds will be legally issued and valid and binding obligations of the Company.

NorthWestern Corporation
February 17, 2012
Page | 3

In rendering the foregoing opinions, I have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the Corporate Proceedings authorizing the issuance and sale of such Securities will have been adopted by the Company’s Board of Directors or an authorized committee thereof and will be in full force and effect at all times at which the Securities are offered or sold by the Company, and that the issuance of such Securities will not violate any issuance limitation contained in such Corporate Proceedings; (iv) the definitive terms of each class and/or series of Securities will have been established in accordance with the Corporate Proceedings and, as applicable, the Company’s Amended and Restated Certificate of Incorporation and applicable law; (v) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (vi) if applicable, the issuance and sale of the Securities will have been authorized by the FERC, and the MPSC and such authorization will continue to be in effect;  (vii) any Deposit Agreement (as defined below), or supplement thereto, will constitute a valid and binding obligation of each party thereto other than the Company and (viii) the South Dakota Supplemental Indenture will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of Preferred Stock, I have further assumed that the Company will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation and/or a certificate of designations establishing the designations, preferences and rights of the class or series of Preferred Stock being issued and delivered.

With respect to any Securities consisting of Depositary Shares, I have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of a deposit agreement relating to the Depositary Shares to be entered into between the Company and an entity (the “Depositary”) selected by the Company to act as depositary (the “Deposit Agreement”), and (ii) issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

NorthWestern Corporation
February 17, 2012
Page | 4

As to facts material to the opinions and assumptions expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.  The opinions expressed herein are limited to the laws of the State of South Dakota and the Delaware General Corporation Law, including applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference with respect to this opinion under the caption “Legal Opinions” in the prospectus constituting a part of the Registration Statement.  In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

             Very truly yours,

             /s/ Timothy P. Olson

             Timothy P. Olson